Exhibit 99.1

Inpixon Reports Second Quarter 2022 Financial Results and Provides Business Update

Achieves 55% Increase in Revenue for Six Months Ended June 30, 2022 Versus Same Period Last Year

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., August 15, 2022 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today provided a business update and reported financial results for its 2022 second quarter ended June 30, 2022.

“We continued to show growth during the second quarter despite macroeconomic challenges, illustrated by achieving $4.7 million in revenue for the three months and $10.0 million for the six months ended June 30, 2022, a 37% and 55% increase, respectively, when compared to the prior year periods,” commented Nadir Ali, CEO of Inpixon. “Notably, our revenue growth is shifting to more organic growth, and while we are adding new enterprise organizations to our customer base every quarter, we are also deepening our relationship with our existing customers with add-ons and new integrations after our initial deployment.

“We have designed our solutions and technologies to help organizations create and redefine exceptional workplace experiences that enable smarter, safer and more secure environments, while attaining higher levels of productivity, improved worker and employee satisfaction rates, and a more connected workplace. Due to our marketing and sales activities coupled with third-party recognition and awards, we continue to see top-tier organizations implementing our technologies into their organizations. Additionally, our enterprise apps recently received ISO/IEC certification, confirming our information security policies and processes meet stringent industry best practices and standards. As a result, we believe this and our other certifications will allow us to move through customer engagements and sign new contracts more swiftly.

“Furthermore, we recently joined SAP’s partner program where we are able to market our smart factory, smart warehouse, and digital supply chain solutions to SAP’s 440,000 customers through the SAP store. We believe this partner program will result in increased demand for our solutions, as well as increased exposure around the world.

“Overall, while we are cognizant of the macroeconomic challenges that may continue to lie ahead, we are focused on increasing efficiencies operationally, while also working to ensure that we continue to meet our growth goals,” concluded Mr. Ali.

Financial Results

Revenues for the three and six months ended June 30, 2022, were $4.7 million and $10.0 million, respectively, compared to $3.5 million and $6.4 million for the comparable periods in the prior year for an increase of approximately 37% and 55%, respectively. This increase is primarily attributable to the increase in Indoor Intelligence sales, including our smart office app and real time location-based technologies as well as the addition of the Industrial IoT product line in the fourth quarter of 2021. Gross profit for the three and six months ended June 30, 2022, was $3.3 million and $7.2 million, respectively, compared to $2.6 million and $4.6 million for the 2021 respective periods, representing an increase of 30% and 55%, respectively. The gross profit margin for the three and six months ended June 30, 2022, was 70% and 72%, compared to 74% and 72% for the three and six months ended June 30, 2021, respectively. This decrease in margin is primarily due to the sales mix during the periods.

Net loss attributable to stockholders of Inpixon for the three and six months ended June 30, 2022, was $19.9 million and $31.1 million, respectively, compared to income of $14.8 million and $2.2 million, respectively, for the comparable periods in the prior year. This increase in loss was primarily attributable to non-cash items in the three months ended June 30, 2021 period including the discounted net gain on the Sysorex note and the release of the valuation allowance on the Sysorex note, offset by increased operating expenses in the three and six months ended June 30, 2022.

Non-GAAP Adjusted EBITDA for the three and six months ended June 30, 2022, was a loss of $9.9 million and $18.7 million, respectively, compared to a loss of $6.3 million and $11.8 million for the prior year periods, respectively. Non-GAAP Adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three and six months ended June 30, 2022, was a loss of $0.07 per share and $0.13 per share, respectively, compared to a loss of $0.07 per share and $0.14 per share for the prior year periods. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including loss on the exchange of debt for equity, provision for valuation allowance on notes, and acquisition costs.

Conference Call

Inpixon management will host a conference call today at 4:30 p.m. Eastern Time to discuss the company’s financial results for the second quarter ended June 30, 2022, as well as to review the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 618409. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/46295 or on the company’s Investor Relations section of the website, ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through August 15, 2023. A telephone replay of the call will be available approximately one hour following the call, through August 22, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 46295.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19, global conflicts, inflation and other global events on Inpixon’s results of operations and global supply chain constraints, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Inpixon Contacts

General inquiries:

Inpixon

Email: marketing@inpixon.com

Web: inpixon.com/contact-us

Investor relations:

Crescendo Communications, LLC

Tel: +1 212-671-1020

Email: INPX@crescendo-ir.com

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$65,755	$52,480
Accounts receivable, net of allowances of $268 and $272, respectively	2,767	3,218
Other receivables	311	321
Inventory, net realizable value	1,581	1,976
Short-term investments	-	43,125
Note receivable	5,967	-
Prepaid assets and other current assets	3,463	4,842
Total Current Assets	79,844	105,962

Property and equipment, net	1,348	1,442
Operating lease right-of-use asset, net	1,582	1,736
Software development costs, net	1,647	1,792
Investment in Equity Securities	582	1,838
Long-term investments	2,500	2,500
Intangible assets, net	30,126	33,478
Goodwill	-	7,672
Other assets	217	253
Total Assets	$117,846	$156,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$900	$2,414
Accrued liabilities	4,116	10,665
Operating lease obligation, current	600	643
Deferred revenue	3,638	4,805
Short-term debt	1,911	3,490
Acquisition liability	3,486	5,114
Total Current Liabilities	14,651	27,131

Long Term Liabilities
Operating lease obligations, noncurrent	1,022	1,108
Other liabilities, noncurrent	28	28
Acquisition liability, noncurrent	--	220
Total Liabilities	15,701	28,487

Commitments and Contingencies	--	--

Mezzanine Equity
Series 7 Convertible Preferred Stock - 58,750 shares authorized; zero and 49,250 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	--	44,695
Series 8 Convertible Preferred Stock - 53,197.7234 shares authorized; 53,197.7234 and zero issued and outstanding as of June 30, 2022 and December 31, 2021, respectively. (Liquidation preference of $53,197,723)	48,158	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized;
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued and 1 outstanding as of June 30, 2022 and December 31, 2021, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued and 126 outstanding as of June 30, 2022 and December 31, 2021, respectively.	--	--
Common Stock - $0.001 par value; 2,000,000,000 shares authorized; 155,105,962 and 124,440,924 issued and 155,105,961 and 124,440,923 outstanding as of June 30, 2022 and December 31, 2021, respectively.	155	124
Additional paid-in capital	334,436	332,639
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	598	44
Accumulated deficit	(281,463)	(250,309)
Stockholders’ Equity Attributable to Inpixon	53,031	81,803

Non-controlling interest	956	1,688

Total Stockholders' Equity	53,987	83,491

Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$117,846	$156,673

INPIXON AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended,		For the Six Months
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)

Revenues	$4,725	$3,453	$9,956	$6,407
Cost of Revenues	1,396	896	2,782	1,780

Gross Profit	3,329	2,557	7,174	4,627

Operating Expenses
Research and development	4,912	3,223	8,997	5,931
Sales and marketing	2,324	2,073	4,600	3,712
General and administrative	6,897	8,828	13,002	17,999
Acquisition related costs	147	535	268	1,005
Impairment of goodwill	7,570	--	7,570	--
Amortization of intangibles	1,369	1,191	2,691	1,693
Total Operating Expenses	23,219	15,850	37,128	30,340

Loss from Operations	(19,890)	(13,293)	(29,954)	(25,713)

Other Income (Expense)
Interest income/(expense), net	176	1,555	178	1,206
Loss on exchange of debt for equity	--	--	--	(30)
Recovery of valuation allowance on related party loan - held for sale	--	7,462	--	7,345
Other (expense)/income, net	(879)	125	(771)	511
Gain on related party loan - held for sale	--	49,817	--	49,817
Unrealized gain/(loss) on equity securities	247	(28,965)	(1,256)	(28,965)
Total Other Income (Expense)	(456)	29,994	(1,849)	29,884

Net Loss (Income), before tax	(20,346)	16,701	(31,803)	4,171
Income tax benefit/(provision)	16	(2,195)	(84)	(2,204)
Net (Loss) Income	(20,330)	14,506	(31,887)	1,967

Net (Loss) Income Attributable to Non-controlling Interest	(458)	(253)	(804)	(235)

Net Loss Attributable to Stockholders of Inpixon	$(19,872)	$14,759	$(31,083)	$2,202
Accretion of Series 7 preferred stock	--	--	(4,555)	--
Accretion of Series 8 Preferred Stock	(6,237)	--	(6,785)	--
Deemed dividend for the modification related to Series 8 Preferred Stock	--	--	(2,627)	--
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	--	--	1,469	--
Amortization premium- modification related to Series 8 Prefered Stock	1,252	--	1,362	--

Net Loss (Income) Attributable to Common Stockholders	$(24,857)	$14,759	$(42,219)	$2,202

Net Loss Per Share - Basic	$(0.16)	$0.13	$(0.29)	$0.02
Net Loss Per Share - Diluted	$(0.16)	$0.13	$(0.29)	$0.02

Weighted Average Shares Outstanding
Basic	153,519,283	110,040,532	146,052,371	94,577,520
Diluted	153,519,283	110,041,378	146,052,371	94,591,619

Comprehensive Loss
Net Loss	$(20,330)	$14,506	$(31,887)	$1,967
Unrealized gain on available for sale debt securities	375	--	375	--
Unrealized foreign exchange loss from cumulative translation adjustments	282	52	180	(619)
Comprehensive Loss	$(19,673)	$14,558	$(31,332)	$1,348

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended,
	June 30,
	2022	2021
	(Unaudited)
Cash Flows Used In Operating Activities
Net loss	$(31,887)	$1,967
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	650	625
Amortization of intangible assets	3,026	2,007
Amortization of right of use asset	353	370
Stock based compensation	2,274	7,149
Earnout expense valuation benefit	(2,827)	--
Loss on exchange of debt for equity	--	30
Amortization of debt discount	--	224
Amortization of original issued discount	(92)	--
Accrued interest income, related party	--	(1,627)
Unrealized gain on note	344	(490)
Recovery for valuation allowance held for sale loan	--	(7,345)
Gain on settlement of related party promissory note and loan related party receivable	--	(49,817)
Deferred income tax	(1)	(4,507)
Unrealized loss on equity securities	1,256	28,965
Impairment of goodwill	7,570	--
Other	181	57

Changes in operating assets and liabilities:
Accounts receivable and other receivables	361	532
Inventory	285	(555)
Prepaid expenses and other current assets	1,357	(319)
Other assets	25	203
Accounts payable	(1,498)	(331)
Accrued liabilities	542	2,494
Income tax liabilities	(40)	6,711
Deferred revenue	(1,096)	(238)
Operating lease obligation	(327)	(364)
Other liabilities	--	96
Net Cash Used in Operating Activities	$(19,544)	$(14,163)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(140)	(149)
Investment in capitalized software	(306)	(373)
Investments in short term investments	--	(2,000)
Purchase of convertible note	(5,500)	--
Purchases of treasury bills	--	(63,362)
Sales of treasury bills	43,001	28,000
Purchase of Systat licensing agreement	--	(900)
Acquisition of Game Your Game	--	184
Acquisition of CXApp	--	(15,186)
Acquisition of Visualix	--	(61)
Net Cash Provided By (Used in) Investing Activities	$37,055	$(53,847)

Cash From Financing Activities
Net proceeds from issuance of preferred stock and warrants	$46,906	$--
Net proceeds from issuance of common stock and warrants	--	77,853
Net proceeds from promissory note	364	--
Cash paid for redemption of preferred stock series 7	(49,250)	--
Taxes paid related to net share settlement of restricted stock units	(336)	(1,687)
Loans to related party	--	(117)
Repayment of CXApp acquisition liability	(1,847)	(137)
Repayment of acquisition liability to Nanotron shareholders	--	(467)
Repayment of acquisition liability to Locality shareholders	--	(500)
Net Cash (Used In) Provided By Financing Activities	$(4,163)	$74,945

Effect of Foreign Exchange Rate on Changes on Cash	(73)	(19)

Net Increase in Cash and Cash Equivalents	13,275	6,916

Cash and Cash Equivalents - Beginning of period	52,480	17,996

Cash and Cash Equivalents - End of period	$65,755	$24,912

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended		For the Six Months Ended,
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021

Net loss (income) attributable to common stockholders	(24,857)	14,759	(42,219)	2,202
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	-	-	30
Provision for valuation allowance on held for sale loan	-	(7,462)	-	(7,345)
Gain on related party loan held for sale	-	(49,817)	-	(49,817)
Unrealized loss on equity securities	(247)	28,965	1,256	28,965
Acquisition transaction/financing costs	147	535	268	1,005
Earnout compensation expense/(benefit)	-	2,059	(2,827)	2,059
Accretion of series 7 preferred stock	-	-	4,555	-
Accretion of series 8 preferred stock	6,237	-	6,785	-
Deemed dividend for the modification related to Series 8 Preferred Stock	-	-	2,627	-
Deemed contribution for the modification related to warrants issued in connection with Series 8 Preferred Stock	-	-	(1,469)	-
Amortization premium- modification related to Series 8 Prefered Stock	(1,252)	-	(1,362)	-
Professional service fees	-	422	8	771
Impairment of goodwill	7,570	-	7,570	-
Unrealized losses/(gains) on notes, loans, investments	35	(128)	124	(491)
Stock-based compensation – compensation and related benefits	741	2,053	2,274	7,149
Severance costs	10	-	121	-
Interest (income)/expense, net	(176)	(1,555)	(178)	(1,206)
Income tax benefit/(provision)	(16)	2,195	84	2,204
Depreciation and amortization	1,870	1,695	3,676	2,638
Adjusted EBITDA	(9,938)	(6,279)	$(18,707)	$(11,836)

	For the Three Months Ended		For the Six Months Ended,
	June 30,		June 30,
(In thousands, except share data)	2022	2021	2022	2021

Net loss (income) attributable to common stockholders	(24,857)	14,759	$(42,219)	$2,202
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	-	-	30
Provision for valuation allowance on held for sale loan	-	(7,462)	-	(7,345)
Gain on related party loan held for sale	-	(49,817)	-	(49,817)
Unrealized loss on equity securities	(247)	28,965	1,256	28,965
Acquisition transaction/financing costs	147	535	268	1,005
Earnout compensation expense/(benefit)	-	2,059	(2,827)	2,059
Accretion of series 7 preferred stock	-	-	4,555	-
Accretion of series 8 preferred stock	6,237	-	6,785	-
Deemed dividend for the modification related to Series 8 Preferred Stock	-	-	2,627	-
Deemed contribution for the modification related to warrants issued in connection with Series 8 Preferred Stock	-	-	(1,469)	-
Amortization premium- modification related to Series 8 Prefered Stock	(1,252)	-	(1,362)	-
Professional service fees	-	422	8	771
Impairment of goodwill	7,570	-	7,570	-
Unrealized losses/(gains) on notes, loans, investments	35	(128)	124	(491)
Stock-based compensation – compensation and related benefits	741	2,053	2,274	7,149
Severance costs	10	-	121	-
Amortization of intangibles	1,537	1,361	3,026	2,011
Proforma non-GAAP net loss	(10,079)	(7,253)	(19,263)	(13,461)
Proforma non-GAAP net loss per basic and diluted common share	$(0.07)	$(0.07)	$(0.13)	$(0.14)

Weighted average basic and diluted common shares outstanding	153,519,283	110,040,532	146,052,371	94,577,520